UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2022

Earth Science Tech Inc.

Nevada	000-55000	80-0961484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Exact name of registrant as specified in its charter)

10650 NW 29th Terrace

Doral, FL 33172

(Address of principal executive offices)

(786) 375-7281

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e) Compensatory Arrangements of Certain Officers

On June 29, 2022, the Company adopted a new officer compensatory plan arrangement superseding its prior quarterly share compensation plan. For the officers Nickolas S. Tabraue and Mario G. Tabraue, each will be entitled a bonus and stock option for each full fiscal quarter of the Company during their employment in which the Company has year over year growth the Company will pay to each of them a bonus and stock option for each full fiscal quarter of the Company during your employment in which the Company has a positive EBITDA, the Company will pay to the Executive a bonus equal to 0.25% (but no more than $50,000) of the Company’s direct response sales during such fiscal year, plus 2.5% (but no more than $100,000) of direct response operating profits. The following definitions apply if the Company, during the period (the “Option Period”) from the Closing until March 31, 2023, grants to similarly situated executives options to purchase in without excess of 400,000 shares of the Company common stock (“Common Stock”): the Executive options shall have the same vesting and other terms that apply, provided that the exercise price of your options shall be 20% discounted per share over the closing price of a share of Common Stock on the date of grant. Share amounts in this Section shall be appropriately adjusted to reflect stock splits, reverse stock splits, combinations and similar matters. Wendell Hecker will be entitled to a bonus and stock option for each full fiscal quarter of the Company during his employment in which the Company has a positive EBITDA, the Company will pay to Hecker a bonus equal to 0.25% (but no more than $25,000) of the Company’s direct response sales during such fiscal year, plus 2.5% (but no more than $50,000) of direct response operating profits. The following definitions apply if the Company, during the period (the “Option Period”) from the Closing until March 31, 2023, grants to similarly situated executives options to purchase in without excess of 100,000 shares of the Company common stock (“Common Stock”): the Executive options shall have the same vesting and other terms that apply, provided that the exercise price of your options shall be 20% discounted per share over the closing price of a share of Common Stock on the date of grant. Share amounts in this Section shall be appropriately adjusted to reflect stock splits, reverse stock splits, combinations and similar matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: July 6, 2022	By:	/s/ Nickolas S. Tabraue
Nickolas S. Tabraue
	Its:	CEO and Director